Exhibit 99.1

                 Tesoro Corporation Announces Record
                Third Quarter Earnings and Throughput

    SAN ANTONIO--(BUSINESS WIRE)--Nov. 2, 2006--Tesoro Corporation (NYSE:TSO) today reported third quarter net income of $274 million, or $3.92 per share, as compared to $226 million, or $3.20 per share, for the third quarter of last year. Results for the third quarter include an after-tax charge of $17 million, or $0.24 per share, related to the termination of the Anacortes coker project. Excluding this charge, earnings for the quarter were $4.16 per share. For the first nine months of 2006, net income was $643 million, or $9.17 per share, compared to net income of $438 million, or $6.23 per share, for the nine months ending September 30, 2005.

    The company set a new throughput record this quarter of 574,000 barrels per day which was 15,000 barrels a day greater than the previous record. The company's refineries in California, Alaska, Washington and North Dakota each achieved record throughput for an individual quarter.

    "Over the past 12 months, five of our six refineries have recorded quarterly record throughput rates. This is just one of many improvements that have contributed to our strong financial performance and allowed us to surpass in the third quarter many of our 2005 annual records," said Bruce A. Smith, Tesoro's Chairman, President and CEO. Operating income for the first nine months of 2006 was $1.1 billion, surpassing the company's 2005 full year operating income.

    Operating income for the quarter was up 14% or over $50 million versus the third quarter of 2005, despite West Coast crack spreads that were down 15%. This improvement reflects higher reliability and better optimization of the company's assets through sourcing crude oils with the best refining value and moving the products into the right markets. In addition, gross profit margins and capture rates were higher due to a more stable margin environment. As compared to the hurricane-driven volatility of last year's third quarter, the relative stability this year resulted in higher wholesale market spreads and better realizations of the benchmark crack spread.

    Capital spending for the first nine months of 2006 was approximately $345 million, of which $59 million was for turnaround expenditures. For the year, the company anticipates capital spending of between $550 and $575 million. The company expects capital spending for 2007 to be between $550 and $650 million including turnarounds. The Golden Eagle coker modification project is now expected to cost between $475 and $525 million and the startup has been deferred to early 2008. Higher raw material costs and limited engineering and construction resources continue to pressure project costs.

    In addition, the company purchased roughly 815,000 shares of its common stock for $51 million during the quarter. Year to date through the third quarter, the company has purchased 2.1 million shares for $135 million.

    Looking at the immediate quarter, two factors will impact profitability - normal seasonal demand shifts and the Anacortes turnaround. While the seasonal demand shift is expected to be typical, the fundamental outlook remains bullish for product demand in 2007. Gasoline inventories on the West Coast are low relative to the five-year average heading into a busy turnaround season that is expected to extend into the first quarter of next year. In addition, immediate relief for the industry's need to import high octane blending components required to produce West Coast gasoline seems unlikely in the near-term. These factors should provide support for a strong West Coast margin environment in 2007.

    "Our employees continue to excel in achieving throughput records through safe and reliable performance. Given each and every employee's commitment to operational excellence, along with our belief that historically strong margins will persist, we expect to continue delivering significant value growth for our shareholders," said Smith.

    Board Declares Quarterly Dividend

    Tesoro announced today that its Board of Directors has approved a regular quarterly cash dividend of $0.10 per share. The dividend is payable December 15, 2006 to shareholders of record as of December 1, 2006.

    Public Invited to Listen to Analyst Conference Call via Internet

    At 3:00 p.m., CST, Thursday, November 2nd, 2006, Tesoro will broadcast, live, its conference call with analysts regarding third quarter 2006 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www.tsocorp.com.

    Tesoro Corporation, a Fortune 200 Company, is an independent refiner and marketer of petroleum products. Tesoro operates six refineries in the western United States with a combined capacity of approximately 560,000 barrels per day. Tesoro's retail-marketing system includes over 450 branded retail stations, of which over 200 are company owned and operated under the Tesoro(R) and Mirastar(R) brands.

    This earnings release contains certain statements that are "forward-looking" statements concerning the market environment, capital expenditures and accounting adjustments within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof."



                          TESORO CORPORATION
                STATEMENTS OF CONSOLIDATED OPERATIONS
                             (Unaudited)
                (In millions except per share amounts)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------
Revenues                            $5,278   $5,017  $14,084  $12,221
Costs and Expenses:
   Costs of sales and operating
    expenses                         4,697    4,536   12,662   11,134
   Selling, general and
    administrative expenses (a)         41       41      126      143
   Depreciation and amortization        63       44      183      128
   Loss on asset disposals and
    impairments (b)                     31        4       43        9
                                  --------- -------- -------- --------
Operating Income                       446      392    1,070      807
Interest and Financing Costs (c)       (19)     (30)     (60)     (94)
Interest Income and Other               15        5       32        6
                                  --------- -------- -------- --------
      Earnings Before Income
       Taxes                           442      367    1,042      719
Income Tax Provision                   168      141      399      281
                                  --------- -------- -------- --------
Net Earnings                          $274     $226     $643     $438
                                  ========= ======== ======== ========
Net Earnings Per Share:
   Basic                             $4.02    $3.29    $9.43    $6.45
   Diluted                           $3.92    $3.20    $9.17    $6.23
Weighted Average Common
 Shares:
   Basic                              68.1     68.7     68.2     67.9
   Diluted                            69.9     70.7     70.1     70.3

----------------------------
(a) During the nine months ended September 30, 2005, the Company recorded stock-based and other compensation charges totaling $11 million related to the termination and retirement of certain executive officers.
(b) During the three months ended September 30, 2006, the Company recorded charges totaling $27 million related to the termination of the delayed coker project at our Washington refinery.
(c) In April 2005, the Company voluntarily prepaid the remaining $96 million outstanding principal balance of the senior secured term loans at a prepayment premium of 1%, which resulted in a pretax charge of $3 million consisting of the write-off of unamortized debt issuance costs and the 1% prepayment premium.




             NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
                           (Unaudited)
              (In millions except per share amounts)

                                  Three Months     Nine Months
                                      Ended            Ended
                                  September 30,    September 30,
                                 ---------------  ---------------
                                  2006    2005     2006    2005
                                 ------- -------  ------- -------
 Net Earnings - U.S. GAAP       $   274 $   226  $   643 $   438
 Special Items, After-tax:
   Delayed coker project
    termination costs (b)            17       -       17       -
   Termination and retirement
    costs (a)                         -       -        -       6
   Debt prepayment and
    financing costs (c)               -       -        -       2
                                 ------- -------  ------- -------
 Net Earnings Adjusted for
  Special Items                 $   291 $   226  $   660 $   446
                                 ======= =======  ======= =======

 Net Earnings Per Share - U.S.
  GAAP                          $  3.92 $  3.20  $  9.17 $  6.23
 Special Items Per Share,
  After-tax:
   Delayed coker project
    termination costs (b)          0.24       -     0.24       -
   Termination and retirement
    costs (a)                         -       -        -    0.08
   Debt prepayment and
    financing costs (c)               -       -        -    0.03
                                 ------- -------  ------- -------
 Net Earnings Per Share
  Adjusted for Special Items    $  4.16 $  3.20  $  9.41 $  6.34
                                 ======= =======  ======= =======


 Note: The special items present information that the Company believes is useful to investors. The Company believes that the special items described above are not indicative of its core operations.




                     TESORO CORPORATION
              SELECTED OPERATING SEGMENT DATA
                        (Unaudited)
                       (In millions)


                             Three Months     Nine Months
                                 Ended            Ended
                             September 30,    September 30,
                             -------------   ---------------
                              2006   2005     2006     2005
                             ------  -----   ------  -------
Operating Income (Loss)
 Refining (b)               $  474  $ 434  $ 1,192  $   947
 Retail                          3    (10)     (21)     (30)
                             ------  -----   ------  -------
        Total Segment
         Operating Income      477    424    1,171      917
 Corporate and Unallocated
  Costs                        (31)   (32)    (101)    (110)
                             ------  -----   ------  -------
    Operating Income           446    392    1,070      807
 Interest and Financing
  Costs (c)                    (19)   (30)     (60)     (94)
 Interest Income and Other      15      5       32        6
                             ------  -----   ------  -------
  Earnings Before Income
   Taxes                    $  442  $ 367  $ 1,042  $   719
                             ======  =====   ======  =======

Depreciation and
 Amortization
   Refining                 $   56  $  37  $   164  $   109
   Retail                        4      5       12       13
   Corporate                     3      2        7        6
                             ------  -----   ------  -------
        Depreciation and
         Amortization       $   63  $  44  $   183  $   128
                             ======  =====   ======  =======
                                 -
Capital Additions
 Refining                   $   99  $  49  $   242  $   134
 Retail                          3      2        4        3
 Corporate                      32      3       40       33
                             ------  -----   ------  -------
        Capital Additions   $  134  $  54  $   286  $   170
                             ======  =====   ======  =======




                         BALANCE SHEET DATA
                            (Unaudited)
                       (Dollars in millions)

                                     September 30,    December 31,
                                          2006            2005
                                     --------------  ---------------
Cash and Cash Equivalents           $          886  $           440
Total Assets                        $        5,946  $         5,097
Total Debt                          $        1,044  $         1,047
Total Stockholders' Equity          $        2,425  $         1,887
Total Debt to Capitalization Ratio              30%              36%




                        TESORO CORPORATION
                          OPERATING DATA
                           (Unaudited)


                                    Three Months     Nine Months
                                         Ended           Ended
                                    September 30,   September 30,
                                    --------------  --------------
                                     2006    2005    2006    2005
                                    ------  ------  ------  ------
REFINING SEGMENT
    Total Refining Segment
     Throughput (thousand barrels
      per day)
       Heavy crude                    274     259     269     265
       Light crude                    277     281     250     240
       Other feedstocks                23      19      19      21
                                    ------  ------  ------  ------
                  Total Throughput    574     559     538     526
                                    ======  ======  ======  ======

     Yield (thousand barrels per
      day)
       Gasoline and gasoline
        blendstocks                   262     260     251     247
       Jet fuel                        75      73      70      68
       Diesel fuel                    139     129     123     116
       Heavy oils, residual
        products, internally
        produced fuel and other       117     116     115     114
                                    ------  ------  ------  ------
                       Total Yield    593     578     559     545
                                    ======  ======  ======  ======

     Refining Margin ($/throughput
      bbl) (d)
       Gross                       $15.25  $13.87  $14.09  $12.02
       Manufacturing cost before
        depreciation and
        amortization (d)           $ 3.32  $ 3.25  $ 3.47  $ 3.38

     Segment Operating Income
     ($ millions)
      Gross refining margin (after
       inventory changes) (e)      $  786  $  696  $2,039  $1,703
      Expenses
        Manufacturing costs           175     167     510     485
        Other operating expenses       45      49     122     136
        Selling, general and
         administrative                 6       7      16      21
        Depreciation and
         amortization (f)              56      37     164     109
        Loss on asset disposals
         and impairments               30       2      35       5
                                    ------  ------  ------  ------
             Segment Operating
              Income               $  474  $  434  $1,192  $  947
                                    ======  ======  ======  ======

     Product Sales (thousand
      barrels per day) (g)
       Gasoline and gasoline
        blendstocks                   301     310     284     295
       Jet fuel                        96     106      92     101
       Diesel fuel                    136     154     131     140
       Heavy oils, residual
        products and other             93      80      86      75
                                    ------  ------  ------  ------
               Total Product Sales    626     650     593     611
                                    ======  ======  ======  ======

     Product Sales Margin
      ($/barrel) (g)
       Average sales price         $87.33  $79.98  $83.94  $69.30
       Average costs of sales       74.95   67.79   71.82   58.88
                                    ------  ------  ------  ------
         Product Sales Margin      $12.38  $12.19  $12.12  $10.42
                                    ======  ======  ======  ======

---------------
(d) Management uses gross refining margin per barrel to evaluate performance, allocate resources and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin before inventory changes by total refining throughput and may not be calculated similarly by other companies. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations and allocate resources. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.
(e) Gross refining margin is revenues less costs of refining feedstocks, purchased products, transportation and distribution. Gross refining margin approximates total refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. Also includes the effect of intersegment sales to the retail segment at prices which approximate market.
(f) Includes manufacturing depreciation and amortization per throughput barrel of approximately $0.97 and $0.64 for the three months ended September 30, 2006 and 2005, respectively, and $1.03 and $0.68 for the nine months ended September 30, 2006 and 2005, respectively.
(g) Sources of total product sales include products manufactured at the refineries, products drawn from inventory balances and products purchased from third parties. Total product sales margin includes margins on sales of manufactured and purchased products and the effects of inventory changes. Total product sales were reduced by 33 Mbpd and 25 Mbpd in the three months and nine months ended September 30, 2006 , respectively, as a result of recording certain purchases and sales transactions with the same counterparty on a net basis beginning in the 2006 first quarter upon adoption of EITF Issue No. 04-13, "Accounting for Purchases and Sales of Inventory with the Same Counterparty."




                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                       Three Months     Nine Months
                                           Ended            Ended
                                        September 30,   September 30,
                                       --------------  ---------------
                                        2006    2005    2006     2005
                                       ------  ------  -------  ------
Refining By Region
 California (h)
  Throughput (thousand barrels per
   day)
    Heavy crude                          160     146      153     149
    Light crude                            4      15        3       7
    Other feedstocks                       9       8        8       7
                                       ------  ------  -------  ------
            Total Throughput             173     169      164     163
                                       ======  ======  =======  ======

  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks      97      96       96      92
   Diesel fuel                            54      51       46      48
   Heavy oils, residual products,
    internally produced fuel and other    31      31       32      31
                                       ------  ------  -------  ------
          Total Yield                    182     178      174     171
                                       ======  ======  =======  ======

  Refining Margin ($/throughput bbl)
   Gross                              $19.65  $20.51   $19.98  $18.88
   Manufacturing cost before
    depreciation and amortization     $ 5.23  $ 5.33    $5.59  $ 5.39

 Pacific Northwest (Alaska &
  Washington) (h)
   Throughput (thousand barrels per
    day)
     Heavy crude                          82      83       88      87
     Light crude                         103      98       81      74
     Other feedstocks                      8       6        6       9
                                       ------  ------  -------  ------
            Total Throughput             193     187      175     170
                                       ======  ======  =======  ======

  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks      79      81       73      74
   Jet fuel                               36      33       31      32
   Diesel fuel                            37      32       30      24
   Heavy oils, residual products,
    internally produced fuel and other    46      46       46      45
                                       ------  ------  -------  ------
          Total Yield                    198     192      180     175
                                       ======  ======  =======  ======

  Refining Margin ($/throughput bbl)
   Gross                              $12.15  $12.87   $11.94  $10.33
   Manufacturing cost before
    depreciation and amortization     $ 2.56  $ 2.52    $2.69  $ 2.67

 Mid-Pacific (Hawaii) (h)
  Throughput (thousand barrels per
   day)
   Heavy crude                            32      30       28      29
   Light crude                            57      57       59      51
                                       ------  ------  -------  ------
            Total Throughput              89      87       87      80
                                       ======  ======  =======  ======

  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks      21      20       21      19
   Jet fuel                               27      28       28      25
   Diesel fuel                            14      13       14      12
   Heavy oils, residual products,
    internally produced fuel and other    28      28       26      26
                                       ------  ------  -------  ------
          Total Yield                     90      89       89      82
                                       ======  ======  =======  ======

  Refining Margin ($/throughput bbl)
   Gross                              $ 9.31  $ 5.60    $6.67  $ 5.39
   Manufacturing cost before
    depreciation and amortization     $ 1.85  $ 1.75    $1.73  $ 1.94
                                                                    -
-----------------------------------
(h) The Company experienced reduced throughput due to scheduled maintenance turnarounds at the Alaska refinery during the 2006 second quarter and the California refinery during the 2006 first quarter and unscheduled downtime at the North Dakota refinery during the 2006 second quarter. During the 2005 second quarter, the Company experienced reduced throughput at the Hawaii refinery due to a scheduled maintenance turnaround. In the 2005 first quarter, the Company experienced reduced throughput at the California and Washington refineries, primarily as a result of scheduled major maintenance turnarounds and unscheduled downtime.




                         TESORO CORPORATION
                           OPERATING DATA
                             (Unaudited)


                                  Three Months        Nine Months
                                 Ended September    Ended September
                                        30,                30,
                                ----------------- -------------------
                                  2006     2005     2006       2005
                                --------  ------- ---------  --------
   Mid-Continent (North Dakota
    & Utah) (h)
      Throughput (thousand
       barrels per day)
        Light crude                 113      111       107       108
        Other feedstocks              6        5         5         5
                                --------  ------- ---------  --------
          Total Throughput          119      116       112       113
                                ========  ======= =========  ========

      Yield (thousand barrels
       per day)
        Gasoline and gasoline
         blendstocks                 65       63        61        62
        Jet fuel                     12       12        11        11
        Diesel fuel                  34       33        33        32
        Heavy oils, residual
         products, internally
         produced fuel and
         other                       12       11        11        12
                                --------  ------- ---------  --------
             Total Yield            123      119       116       117
                                ========  ======= =========  ========

      Refining Margin
       ($/throughput bbl)
        Gross                  $  17.84  $ 11.98 $   14.69  $   9.26
        Manufacturing cost
         before depreciation
         and amortization      $   2.90  $  2.55 $    2.93  $   2.57




                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                         Three Months    Nine Months
                                             Ended           Ended
                                         September 30,  September 30,
                                         -------------  --------------
                                          2006   2005    2006   2005
                                         ------ ------  ------ -------
RETAIL SEGMENT
 Number of Stations (end of period)
  Company-operated                         194    211     194     211
  Branded jobber/dealer                    262    274     262     274
                                         ------ ------  ------ -------
   Total Stations                          456    485     456     485
                                         ====== ======  ====== =======

 Average Stations (during period)
  Company-operated                         202    212     207     213
  Branded jobber/dealer                    260    278     260     285
                                         ------ ------  ------ -------
   Total Average Retail Stations           462    490     467     498
                                         ====== ======  ====== =======

 Fuel Sales (millions of gallons)
  Company-operated                          66     67     189     199
  Branded jobber/dealer                     51     54     138     150
                                         ------ ------  ------ -------
            Total Fuel Sales               117    121     327     349
                                         ====== ======  ====== =======

 Fuel Margin ($/gallon) (i)             $ 0.22 $ 0.12  $ 0.16 $  0.13
 Merchandise Sales ($ millions)         $   38 $   39  $  108 $   104
 Merchandise Margin ($ millions)        $   11 $   10  $   29 $    27
 Merchandise Margin %                       29%    26%     27%     26%

 Segment Operating Income (Loss)
 ($ millions)
  Gross Margins
   Fuel (j)                             $   26 $   15  $   52 $    45
   Merchandise and other non-fuel
    margin                                  11     11      31      29
                                         ------ ------  ------ -------
    Total Gross Margins                     37     26      83      74
  Expenses
   Operating expenses                       22     24      67      68
   Selling, general and administrative       7      5      19      19
   Depreciation and amortization             4      5      12      13
   Loss on asset disposals and
    impairments                              1      2       6       4
                                         ------ ------  ------ -------
    Segment Operating Income (Loss)     $    3 $  (10) $  (21)$   (30)
                                         ====== ======  ====== =======

------------------
(i) Management uses fuel margin per gallon to compare profitability to other companies in the industry. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes. Fuel margin per gallon may not be calculated similarly by other companies.
(j) Includes the effect of intersegment purchases from the refining segment at prices which approximate market.


    CONTACT: Tesoro Corporation, San Antonio
             Investors:
             Scott Phipps, Manager, Investor Relations, 210-283-2882 or
             Media:
             Natalie Silva, Manager, Public Relations, 210-283-2729